Exhibit 10.18

1996 STOCK OPTION INCENTIVE PLAN OF
FLUSHING FINANCIAL CORPORATION
(as restated as of December 31, 2003 to reflect the three-for-two stock split paid on December 15, 2003 in the form of a stock dividend)

I.  GENERAL

1.1 Purposes of the Plan

          The 1996 Stock Option Incentive Plan (the “Plan”) of Flushing Financial Corporation (the “Company”) is intended to advance the best interests of the Company and its subsidiaries by providing the employees of the Company and its subsidiaries and Outside Directors (as defined in Section 1.3(a)) with additional incentives through the grant of options (“Options”) to purchase shares of Common Stock of the Company (“Common Stock”), thereby increasing the personal stake of such employees and Outside Directors in the continued success and growth of the Company and encouraging them to remain in the employ or service of the Company.

1.2 Administration of the Plan

(a)  The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”).

(b)  All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.  Awards granted to participants other than Outside Directors shall be granted by the Board of Directors upon recommendation of the Compensation Committee or such other committee of directors as the Board of Directors shall designate (the “Committee”), which shall consist of not less than two directors and which shall satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision.  The Board of Directors shall have no authority to grant awards to any employee covering a number of shares in excess of the number recommended by the Committee.

(c)  With respect to all awards granted under the Plan, the Board of Directors shall have authority (i) to interpret conclusively the provisions of the Plan and any award granted thereunder, (ii) to adopt, amend, and rescind such rules and regulations for carrying out the Plan as it may deem advisable, (iii) to decide conclusively all questions of fact arising in the application of the Plan, (iv) to make grants of awards to eligible employees and to specify the amount and terms of such awards, the time when such awards will be granted and the manner in which such awards will be exercised, except that such grants to participants other than Outside Directors shall be made only upon recommendation of the Committee, and (v) to take all other action and to make all other determinations necessary or advisable for the administration of the Plan.  All determinations and acts of the Board of Directors shall be final and binding on all persons, including the Company and recipients of awards under the Plan and their heirs and personal representatives.

(d)  Without limiting its authority and powers, the Board of Directors (upon recommendation of the Committee) shall have the authority with respect to awards granted to participants other than Outside Directors:

(i)  to provide that the shares of Common Stock received as a result of exercise of an Option shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer first to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Board of Directors may specify;

(ii)  to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

(iii)  to accelerate the exercisability of any awards.

(e)  Determinations by the Board of Directors under the Plan with respect to awards granted to participants other than Outside Directors (including, without limitation, determinations of the persons to receive awards; the form, amount and timing of such awards; the terms and provisions of such awards; and provisions with respect to termination of employment) need not be uniform and may be made by the Board of Directors (upon recommendation of the Committee) selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

(f)  The Board of Directors shall have no discretion to vary the amount or terms of awards granted to Outside Directors as set forth in Article III, except as provided in Section 1.5(c).

1.3 Eligible Participants

(a)  All employees, including officers, of the Company and of any subsidiaries, partnerships, joint ventures or other entities in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest (all of such subsidiaries, partnerships and joint ventures being referred to as “Subsidiaries”) shall be eligible to be granted awards under the Plan, other than under Article III.  Except as provided in Section 1.3(b) and Article III, directors of the Company or any Subsidiary who are not employees of the Company or its Subsidiaries (“Outside Directors”) shall not be eligible to be granted awards under the Plan.  The participants under the Plan other than Outside Directors shall be selected from time to time by the Board of Directors upon recommendation of the Committee, in their discretion, from among those eligible.

(b)  Awards shall be granted under Article III of the Plan solely to Outside Directors.

1.4 Type of Awards Under the Plan

Awards under the Plan may be in the form of Options to purchase shares of Common Stock (including both incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) and nonstatutory stock options) and stock appreciation rights (“Stock Appreciation Rights”) which may be issued only in tandem with Options.

1.5 Shares Subject to the Plan.

(a)  The total number of shares of Common Stock which may be received upon the exercise of Options (including Stock Appreciation Rights related thereto) by participants other than Outside Directors shall be 3,623,905 shares, subject to adjustment as provided in Section 1.5(c).  The total number of shares of Common Stock which may be received upon the exercise of Options (including Stock Appreciation Rights related thereto) by Outside Directors shall be 1,672,030 shares, subject to adjustment as provided in Section 1.5(c).  In no event shall an eligible employee be granted Options in any calendar year with respect to more than 253,125shares, subject to adjustment as provided in Section 1.5(c).  Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

(b)  If any Option under the Plan shall expire, terminate or be canceled (except upon the holder’s exercise of a tandem Stock Appreciation Right) for any reason without having been exercised in full, the shares subject to the unexercised Option shall again become available for grants under the Plan.  Shares of Common Stock equal in number to any shares surrendered in payment of the option price of an Option, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the Plan’s share limits set forth in Section 1.5(a).

 (c)  In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), merger, consolidation, reorganization, sale of assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, issuance, repurchase or exchange of securities, or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in its sole discretion, in such a manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the exercise price of outstanding Options and any other amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award except in insignificant amounts due to rounding.

          In addition, upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, or upon the dissolution or liquidation of the Company, the Board may take such action as it in its discretion deems appropriate to (i) cash out outstanding Options and Stock Appreciation Rights at or immediately prior to the date of such event, or (ii) provide for the assumption of outstanding Options and Stock Appreciation Rights by surviving, successor or transferee corporations.

          The Board’s determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

1.6 Other Compensation Programs

The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company and its Subsidiaries and the Outside Directors in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS FOR EMPLOYEES

2.1 Terms and Conditions of Options

Subject to the following provisions, all Options granted under the Plan to participants other than Outside Directors shall be in such form and shall have such terms and conditions as the Board of Directors (upon recommendation of the Committee), in its discretion, may from time to time determine.

(a)  Option Price.  The option price per share shall not be less than the fair market value of the Common Stock (as determined by the Board of Directors) on the date the Option is granted.  Unless the Board of Directors shall determine otherwise, the fair market value of the Common Stock on a given date shall be the mean between the highest and lowest quoted selling price, regular way, of the Common Stock on the Nasdaq National Market (or the principal exchange upon which the Common Stock is listed) on the day before such date, or, if no such sale of Common Stock occurs on such day, the mean between the highest and lowest quoted selling price on the nearest trading date before such day.

(b)  Term of Option.  The term of an Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

(c) Exercisability of Options.  Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be specified in the Option grant, subject to the following:

(i) An Option shall become exercisable in full on the date the respective option holder terminates his or her employment with the Company or Subsidiary because of his or her death or disability.  For these purposes, “disability” shall mean that the option holder has been unable to perform the essential functions of his or her employment due to disability or incapacity for 270 consecutive days or such lesser period as may be determined by the Board of Directors (upon recommendation of the Committee) at the time of grant or thereafter; and

(ii) An Option shall become exercisable in full on the date the respective option holder terminates his or her employment with the Company or Subsidiary because of retirement.  For these purposes, “retirement” shall mean termination at a time when the option holder is eligible to retire under a retirement program of the Company or one of its Subsidiaries or as otherwise determined by the Committee.

(d) Payment for Shares.  Payment for shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the Option grant or an amendment thereof.  The grant letter may provide that payment may be made in cash (including cash equivalents), by delivery of shares of Common Stock already owned by the option holder for at least six months, by such other instrument as may be acceptable to the Board of Directors (upon recommendation of the Committee) (including a promissory note issued to the Company or Flushing Savings Bank, FSB (the “Bank”), if and to the extent permitted by applicable law, or any instrument required pursuant to any program established by the Company from time to time for the exercise of Options without the requirement of any cash payment by the option holder (a “cashless exercise program”)), or by any combination of the foregoing.  Shares delivered in payment of the exercise price shall be valued at their fair market value.

(e) Shareholder Rights.  The holder of an Option shall, as such, have none of the rights of a shareholder.

(f) Termination of Employment.  Subject to Sections 2.1(b) and 2.1(c) hereof, the Option grant, or an amendment thereof, may contain provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the option holder’s termination of employment.

(g) Change of Control.  Notwithstanding any other provision of this Section 2.1, upon the occurrence of a Change of Control (as defined in Section 4.7), all Options and Stock Appreciation Rights that are outstanding and that are held by option holders who are employees or Outside Directors of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable.

2.2 Stock Appreciation Rights in Tandem with Options

(a) The Board of Directors (upon recommendation of the Committee) may, either at the time of grant of an Option under Section 2.1 or, with respect to an Option that is not an Incentive Stock Option, at any time during the term of the Option, grant Stock Appreciation Rights to participants other than Outside Directors with respect to all or any portion of the shares of Common Stock covered by such Option.  A Stock Appreciation Right may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable and subject to the conditions applicable to such Option.  Alternatively, the grant may provide that a Stock Appreciation Right may be exercised only upon the occurrence of a Change of Control, in which case the Stock Appreciation Right shall be exercisable only to the extent the Option to which it relates is exercisable upon such Change of Control.  When a Stock Appreciation Right is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised.  Similarly, when an Option is exercised, the Stock Appreciation Right relating to the shares covered by such Option exercise shall terminate.

(b) Upon exercise of a Stock Appreciation Right, the holder shall receive, for each share with respect to which the Stock Appreciation Right is exercised, a cash payment in an amount (the “Appreciation”) equal to the amount by which (i) the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right exceeds (ii) the option price per share of the Option to which the Stock Appreciation Right relates.  The Appreciation shall be paid to the option holder within 30 days of the exercise of the Stock Appreciation Right.

 (c) The grant may provide that if a Stock Appreciation Right (other than a Stock Appreciation Right granted in tandem with an Incentive Stock Option) is exercised within 90 days after the occurrence of a Change of Control, in lieu of the amount described in Section 2.2(b), the holder shall receive a payment in cash equal to the amount by which (i) the greater of (A) the highest market price per share of Common Stock during the 90-day period preceding exercise of the Stock Appreciation Right or (B) the highest price per share of Common Stock (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 90-day period preceding a Change of Control, exceeds (ii) the option price per share of the Option to which the Stock Appreciation Right relates.

2.3 Statutory Options

Subject to the limitations on Option terms set forth in Section 2.1, the Board of Directors (upon recommendation of the Committee) shall have the authority to grant to employees (i) Incentive Stock Options and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant.  Options granted pursuant to this Section 2.3 may contain any other terms and conditions permitted by Article II of this Plan (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment.  To the extent the Code and Treasury Regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

III. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS FOR OUTSIDE DIRECTORS

3.1 Terms and Conditions of Options

Each person who becomes an Outside Director after May 22, 2001 shall be granted, as of the date of his or her first election, an Option to purchase 16,875 shares of Common Stock (the “Initial Option”).  As of June 1 of each year, each person then serving as an Outside Director shall be granted an Option to purchase 14,850 shares of Common Stock (the “Annual Options”).  If on any date on which Options are to be granted under this Section 3.1 the remaining shares reserved for receipt by Outside Directors under the Plan are insufficient to enable each Outside Director to receive an Option to purchase the number of shares of Common Stock set forth above, each Outside Director shall be granted an Option to purchase his or her pro rata portion of such remaining shares.  Notwithstanding the foregoing, no grant of Options shall be made under this Section 3.1 to any person who has previously received an employee grant under Article II of the Plan unless the Board of Directors expressly authorizes awards for such person.  All awards of Options under this Article III shall have the following terms and conditions:

(a) Option Price.  The option price per share of Common Stock shall be the fair market value of the Common Stock on the date of grant, which shall be equal to the mean between the highest and lowest quoted selling price, regular way, of the Common Stock on the Nasdaq National Market (or the principal exchange upon which the Common Stock is listed) on the day before the date the Option is granted, or, if no such sale of Common Stock occurs on such date, the mean between the highest and lowest quoted selling price on the nearest trading date before such date.

(b) Term of Option.  The term of an Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as an Outside Director as set forth in paragraphs (e), (f), (g) and (i) below.  The term “option period” refers to the period after the Option has become exercisable and prior to the earliest date on which the option expires or terminates.

 (c) Exercisability.  No Option granted under this Article III shall become exercisable until the first anniversary of the date of its grant.  Each Initial Option shall become exercisable with respect to 20% of the underlying shares on the first anniversary of the date of grant, and an additional 20% of the underlying shares on each subsequent anniversary thereof, provided that the option holder is a Director on each such anniversary date.  Each Annual Option shall become exercisable with respect to one-third of the underlying shares on the first anniversary of the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the option holder is a Director on each such anniversary date.

(d) Method of Exercise.  The Options may be exercised in whole or in part (for a whole number of shares) at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price may, at the election of the Outside Director, be made by delivery of the exercise price in cash (including cash equivalents), by delivery of shares of Common Stock already owned by the Outside Director for at least six months, by delivery of any documents required under any cashless exercise program that the Company may have in effect at the time of such exercise, or by any combination of the foregoing. Shares delivered in payment of the exercise price shall be valued at their fair market value on the date of exercise (determined as provided in Section 3.1(a)).

(e) Termination of Service as Outside Director Generally.  If an option holder is removed as an Outside Director for Cause, such Outside Director’s Option shall terminate on the date of such termination of service.  For the purposes of this Plan, removal for “Cause” shall mean removal for dishonesty or willful misconduct involving moral turpitude.  If an Outside Director resigns from the Board of Directors or the board of directors of a Subsidiary or does not permit his or her name to be submitted to stockholders for re-election, in each case other than upon his or her Retirement (as defined below), such Outside Director’s Option may be exercised only within 60 days of such termination of service and only to the extent such Option was exercisable on the date of such termination of service, provided that in no event shall the exercise period extend beyond the expiration of the Option term.  If the Board of Directors or the board of directors of a Subsidiary does not submit an option holder’s name to stockholders for re-election or if an option holder’s name is submitted to stockholders for re-election but he or she is not re-elected, such Outside Director’s Option may be exercised only within six months of the option holder’s termination of service and only to the extent such Option was exercisable on the date of such termination of service, provided that in no event shall the exercise period extend beyond the expiration of the Option term.

(f) Death or Disability.  Notwithstanding the provisions of Section 3.1(c), any Option held by an Outside Director whose service as such is terminated by reason of his or her death or Disability shall become immediately exercisable and may be exercised by such option holder or his or her legal representatives for a period of two years following his or her death or disability, provided that in no event shall the exercise period extend beyond the expiration of the Option term.  For purposes of this Section 3.1(f), termination for “disability” shall mean termination on account of the option holder’s inability to perform his or her duties as an Outside Director due to disability or incapacity as determined by the Board of Directors.

(g) Retirement.  Notwithstanding the provisions of Section 3.1(c), any Option held by an Outside Director whose service as such is terminated by reason of his or her retirement shall become immediately exercisable and may be exercised by such option holder for a period of two years following his or her retirement, provided that in no event shall the exercise period extend beyond the expiration of the Option term.  For purposes of this Section 3.1(g), termination for “retirement” shall mean termination, other than for Cause, after at least five years of service as an Outside Director.

(h) Shareholder Rights.  The holder of an Option shall, as such, have none of the rights of a shareholder.

(i) Change of Control.  Notwithstanding the provisions of Sections 3.1(c) and (e), upon the occurrence of a Change of Control (i) all Options and Stock Appreciation Rights that are outstanding and that are held by option holders who are Directors at the time of such Change of Control shall become immediately exercisable and (ii) any Option and Stock Appreciation Right granted under this Section 3.1 that is or becomes exercisable upon a Change of Control shall expire no sooner than one year after any termination of service following a Change of Control.

3.2 Stock Appreciation Rights in Tandem with Options

(a) Each Option grant to an Outside Director under the Plan shall be granted in tandem with Stock Appreciation Rights with respect to all of the shares of Common Stock covered by such Option.  The Stock Appreciation Rights may be exercised only within the 90-day period following a Change of Control.  When a Stock Appreciation Right is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised.  Similarly, when an Option is exercised, the Stock Appreciation Rights relating to the shares covered by such Option exercise shall terminate.

(b) Upon exercise of a Stock Appreciation Right, the holder shall receive within 30 days after such exercise, for each share with respect to which the Stock Appreciation Right is exercised, a cash payment equal to the amount by which (i) the greater of (A) the highest market price per share of Common Stock during the 90-day period preceding exercise of the Stock Appreciation Right and (B) the highest price per share of Common Stock (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 90-day period preceding a Change of Control exceeds (ii) the option price per share of the Option to which the Stock Appreciation Right relates.

3.3 Nonstatutory Options

The Options granted to Outside Directors under this Article III shall be nonstatutory stock options, defined as stock options which do not qualify as Incentive Stock Options.

IV. ADDITIONAL PROVISIONS

4.1 General Restrictions

Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities or banking law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance or delivery of shares of Common Stock thereunder, such award may not be granted or exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

4.2 Amendments

(a) The Board of Directors may amend the Plan from time to time.  No such amendment shall require approval by the stockholders unless stockholder approval is required by applicable law, regulation, or stock exchange requirement.  No amendment shall adversely affect any award previously granted without the holder’s written consent.

(b) The Board of Directors (upon recommendation of the Committee) shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

4.3 Cancellation of Options

Any Option granted under the Plan other than an Option granted to an Outside Director may be canceled at any time with the consent of the option holder and a new Option may be granted to such holder in lieu thereof, which Option may, in the discretion of the Board of Directors (upon recommendation of the Committee), be on more favorable terms and conditions than the canceled Option.

4.4 Tax Withholding

(a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever the value of an award first becomes includible in an employee’s gross income for applicable tax purposes, the Company shall have the right to require the employee to remit to the Company, or make arrangements satisfactory to the Board of Directors regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion.  Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

(b) To the extent permitted in the grant letter, and subject to any terms and conditions imposed therein, an employee entitled to receive Common Stock under the Plan may elect to have the federal, state, and local withholding tax liability (or a specified portion thereof) with respect to such Common Stock satisfied by having the Company withhold from the shares otherwise deliverable to the employee shares of Common Stock having a value equal to the amount of the withholding tax liability to be satisfied with respect to the Common Stock or by delivering to the Company shares of unrestricted Common Stock.  Alternatively, the grant letter may require that a portion of the shares of Common Stock otherwise deliverable be withheld and applied to satisfy the withholding tax obligations with respect to the Option.

4.5 Non-transferability

Unless otherwise provided by the Board of Directors (upon recommendation of the Committee), (i) awards shall not be transferable by the holder other than by will or by the laws of descent and distribution, and (ii) during the award holder’s lifetime, all awards shall be exercisable only by such holder.  The Board of Directors (upon recommendation of the Committee), in its discretion, may permit awards to be transferred by gift or for estate planning purposes to such transferees and on such terms and conditions as may be determined by it.

4.6 No Guarantee of Employment or Service

Neither the adoption of the Plan nor the grant of an award under the Plan shall constitute an assurance of continued employment or continued service as an Outside Director for any period.

4.7 Change of Control

A “Change of Control” shall be deemed to have occurred upon:

(a) the acquisition of all or substantially all of the assets of the Bank or the Company by any person or entity, or by any persons or entities acting in concert;

(b) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors or the board of directors of the Bank or of any successor corporation shall consist of persons other than Current Members (for these purposes, a “Current Member” shall mean any member of the Board of Directors or the board of directors of the Bank as of the effective date of the conversion of the Bank from the mutual to capital stock form of ownership and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the respective board of directors);

(c) the acquisition of the beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Act, or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

(d) approval by the stockholders of the Bank or the Company of an agreement providing for the merger or consolidation of the Bank or the Company with another corporation where the stockholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

4.8 Duration and Termination

(a) The Plan shall be of unlimited duration.  Notwithstanding the foregoing, no Incentive Stock Option shall be granted under the Plan more than ten years following the effective date of the Plan, but awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all awards granted hereunder.

(b) The Board of Directors may discontinue or terminate the Plan at any time.  Such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan’s discontinuance or termination without the holder’s written consent.

4.9 No Liability

No member of the Board of Directors or the Committee, nor any officer or employee of the Company or the Bank acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board of Directors or the Committee and all officers or employees of the Company or the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.10 Effective Date

The Plan became effective upon approval by the Company’s stockholders at the 1996 annual meeting.